Exhibit 10.5

LANDSTAR SYSTEM, INC.

2011 EQUITY INCENTIVE PLAN

As amended through November 29, 2011

SECTION 1.

PURPOSE

The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees, and (c) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent.

SECTION 2.

DEFINITIONS

2.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

(a) “Act” means the Securities Exchange Act of 1934, as amended.

(b) “Award” means any grant or award pursuant to Sections 6 through 10 of the Plan.

(c) “Award Agreement” means an agreement between the Company and a Participant, setting forth the terms and conditions relating to an Award granted under the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means (i) the willful failure by the Participant to perform substantially his duties as an Employee of the Company (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (ii) the Participant’s engaging in serious misconduct that is injurious to the Company or any Subsidiary, (iii) the Participant’s having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony or (iv) the breach by the Participant of any material written policy of the Company or any Subsidiary, or any written covenant or agreement with the Company or any Subsidiary not to disclose any information pertaining to the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary.

(f) “Change in Control” means the occurrence of any of the following events:

any “person” including a “group” (as such terms are used in Sections 13(d) and 14(d)(2) of the Act, but excluding the Company, any of its Subsidiaries, any employee benefit plan of the Company or any of its Subsidiaries) is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities; or the consummation of a (a) merger or other business combination of the Company with or into another corporation, a majority of the directors of which were not directors of the Company immediately prior to the merger and in which the stockholders of the Company immediately prior to the effective date of such merger directly or indirectly own less than 50% of the voting power in such corporation or (b) sale or other disposition in a transaction or a series of related transactions of all or substantially all of the assets of the Company; provided that if a Participant’s employment with the Company is terminated between the date the stockholders of the Company approve a transaction described in the preceding clauses (a) or (b) and the date of the consummation of such transaction, such Participant shall be entitled to the provisions of Section 11 as if such Participant had remained continuously employed through the date of such consummation; or the purchase of Stock pursuant to any tender or exchange offer made by any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d)(2) of the Act), other than the Company, any of its Subsidiaries, an employee benefit plan of the Company or any of its Subsidiaries, for 35% or more of the Stock of the Company.

(g) “Change in Control Price” means the price per share of Stock paid in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) provided, however that to the extent necessary to comply with Section 409A of the Code, the Change in Control Price should not exceed the fair market value of the Stock.

(h) “Code” means the Internal Revenue Code of 1986, as amended.

(i) “Committee” means the Compensation Committee of the Board, which is expected to consist of two or more “outside directors” within the meaning of Section 1-162-27(e) of the Treasury Regulations issued pursuant to Section 162(m) of the Code, each of whom is “independent” under the NASDAQ/NMS requirements.

(j) “Company” means Landstar System, Inc., a Delaware corporation, and any successor thereto.

(k) “Disability” means total disability as determined in accordance with the terms of the long-term disability plan of the Company or any of its Subsidiaries in which the Participant is eligible to participate, provided, that in the case of any Award subject to Section 409A of the Code, Disability shall have the meaning set forth in Section 409A of the Code.

(l) “Effective Date” means the date, following adoption of this Plan by the Board, on which this Plan is approved by a majority of the votes cast at a duly constituted meeting of the shareholders of the Company.

(m) “Employee” means any officer or other key executive and management employee of the Company or any of its Subsidiaries.

(n) “Fair Market Value” means, on any date, the average of the bid and asked for price of a share of Stock as reported on the National Association of Securities Dealers Automated Quotation/National Market System (or on such other recognized market or quotation system on which the trading prices of the Stock are traded or quoted at the relevant time) on such date. In the event that there are no Stock transactions reported on NASDAQ/NMS (or such other system) on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Stock transactions were so reported.

(o) “Net Exercise” means the exercise of an Option or any portion thereof by the delivery of the greatest number of whole shares of Stock having a Fair Market Value on the date of exercise not in excess of the difference between the aggregate Fair Market Value of the shares of Stock subject to the Option (or the portion of such Option then being exercised) and the aggregate exercise price for all such shares of Stock under the Option (or the portion thereof then being exercised), with any fractional share that would result from such equation to be payable in cash.

(p) “Option” means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an “Incentive Stock Option” within the meaning of Section 422 of the Code or (ii) a “Nonstatutory Stock Option.”

(q) “Participant” means any Employee designated by the Committee to receive an Award under the Plan.

(r) “Performance Criteria” means the objectives established by the Committee pursuant to Section 9 of the Plan for the purpose of determining the extent to which a Performance Related Award has been earned or vested.

(s) “Performance Related Award” means Performance Related Cash Awards or Performance Related Stock Awards that vest (in whole or in part) upon the achievement of specified Performance Criteria.

(t) “Plan” means the Landstar System, Inc. 2011 Equity Incentive Plan, as in effect from time to time.

(u) “Restricted Stock” means shares of Stock contingently granted to a Participant under Section 8 of the Plan.

(v) “Restriction Period” means the period of time selected by the Committee during which a grant of Restricted Stock is subject to forfeiture and/or restrictions on transfer pursuant to the terms of the Plan.

(w) “Retirement” means termination of a Participant’s employment on or after the date the Participant attains age 62.

(x) “Stock” means the common stock of the Company, par value $0.01 per share.

(y) “Stock Appreciation Right” or “SAR” means the right to receive a payment from the Company in cash and/or shares of Stock equal to the product of (i) the excess, if any, of the Fair Market Value of one share of Stock on the exercise date over a specified price fixed by the Committee on the grant date, multiplied by (ii) a stated number of shares of Stock. The number of shares to be issued shall be calculated on the basis of the Fair Market Value of the shares at the time of exercise. Notwithstanding the foregoing, the Committee may elect, at any time and from time to time, in lieu of issuing all or any portion of the shares of Stock otherwise issuable upon any exercise of any such SAR, to pay the grantee an amount in cash or other marketable property of a value equivalent to the aggregate Fair Market Value at the time of exercise to the number of shares of Stock that the Committee is electing to settle in cash or other marketable property.

(z) “Stock Based Award” means an Award described in Section 10 of the Plan.

(aa) “Subsidiary” means any corporation or partnership in which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of such corporation or of the capital interest or profits interest of such partnership.

(bb) “Unit Award” means a Restricted Stock Unit Award granted pursuant to Section 8 of the Plan or a Performance Related Stock Award granted pursuant to Section 9 of the Plan, in each case, representing a contractual right to receive a share of Stock (or the cash equivalent thereof) upon the satisfaction, in whole or in part, of the terms and conditions applicable to such Award. Unless otherwise determined by the Committee and set forth in the applicable Award Agreement, Unit Awards shall be settled upon the satisfaction or waiver of such Unit Award’s terms and conditions. Unless otherwise determined by the Committee and set forth in the applicable Award Agreement, the holder of a Unit Award shall not be entitled to receive dividends with respect to any shares of Stock underlying such Unit Awards.

2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

SECTION 3.

ELIGIBILITY AND PARTICIPATION

Participants in the Plan shall be those Employees selected by the Committee to participate in the Plan. The selection of an Employee as a Participant shall neither entitle such Employee to, nor disqualify such Employee from, participation in any other award or incentive plan.

SECTION 4.

POWERS OF THE COMMITTEE

4.1 Power to Grant. The Committee shall determine the Participants to whom Awards shall be granted and the terms and conditions of any and all such Awards. The Chairman of the Board may suggest to the Committee the Participants who should receive Awards under the Plan. The terms and conditions of each Award shall be determined by the Committee at the time of grant, and such terms and conditions shall not be subsequently changed in a manner which would be adverse to participants without the consent of the Participant to whom such Award has been granted. The Committee may establish different terms and conditions for different Participants receiving Awards and for the same Participant for each Award such Participant may receive, whether or not granted at different times.

4.2 Administration. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to prescribe, amend and rescind rules and regulations relating to the Plan and any Award thereunder, to establish the person(s) to whom Awards shall be payable or exercisable upon the death of a Participant, to provide for conditions deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding, and conclusive for all purposes and upon all persons.

SECTION 5.

STOCK SUBJECT TO PLAN

5.1 Number. Subject to the provisions of Section 5.3, the number of shares of Stock subject to Awards under the Plan may not exceed 6,000,000 shares of Stock. The shares to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock, not reserved for any other purpose. Any shares of Stock issued in connection with an Option or SAR shall be counted against the limit as one (1) share of Stock issued; for Awards other than Options and SARs, any shares of Stock issued shall be counted against this limit as two shares of Stock for every one (1) share issued. The maximum number of shares of Stock that may be granted in the form of Incentive Stock Options shall be 6,000,000. The maximum number of shares of Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Stock or credited as additional Restricted Stock or Stock Based Awards.

5.2 Cancelled, Terminated, Settled or Forfeited Awards. Any shares of Stock subject to any portion of any Award granted under the Plan or any Award granted under the Landstar System, Inc. 2002 Amended and Restated Stock Option and Stock Incentive Plan (the “Prior Plan”) which is cancelled, forfeited or otherwise expires without having been exercised, in the case of an Option or SAR, or having become vested, in the case of any other Award shall again be available for grant under the Plan. For purposes of applying the share limit set forth in Section 5.1, upon the Net Exercise of any Options or the exercise of any SAR (whether granted under the Plan or granted under the Prior Plan), the gross number of shares of Stock as to which such Option or SAR is being exercised, and not just the net number of shares of Stock delivered upon such exercise, shall be treated as having been issued pursuant to the Plan or the Prior Plan, as applicable.

5.3 Adjustment in Capitalization. In the event of any Stock dividend or Stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or other similar corporate change, the aggregate number of shares of Stock reserved for issuance under the Plan, the number and Option price of shares subject to outstanding Options or SARs granted under the Plan, and the number of shares subject to other outstanding Awards granted under the Plans may be appropriately adjusted by the Committee, in its sole discretion, and whose determination shall be conclusive.

SECTION 6.

STOCK OPTIONS

6.1 Grant of Options. Options may be granted to Participants alone, in addition to, or in tandem with other Awards granted under the Plan, at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonstatutory Stock Options. The Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant, provided that no Participant shall receive more than 400,000 shares of Stock subject to Options and/or SARs during any fiscal year of the Company. Each Option shall be evidenced by an Award Agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Stock to which the Option pertains, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine. Notwithstanding any other Plan provision, no Incentive Stock Option may be granted on or after the tenth anniversary of the date the Plan was first adopted by the Board.

6.2 Option Price. Nonstatutory Stock Options and Incentive Stock Options granted pursuant to the Plan shall have an exercise price which is not less than the Fair Market Value on the date the Option is granted. Without the express approval of the Company’s stockholders, except as otherwise provided in Section 5.3, the Committee shall not be entitled to amend or otherwise modify any Option to lower the option price per share below the Fair Market Value on the date of grant, or to issue any replacement Option or similar Award in exchange for an Option with a higher exercise price.

6.3 Exercise of Options. Options awarded to a Participant under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions including the performance of a minimum period of service or the satisfaction of performance goals, as the Committee may impose either at or after the time of grant of such Options, subject to the Committee’s right to accelerate the exercisability of such Option in its discretion. Notwithstanding the foregoing, no Option shall be exercisable more than 10 years after the date on which it is granted.

6.4 Payment. The Committee shall establish procedures governing the exercise of Options, which shall require that written notice of exercise be given and that the Option price be paid in full in cash or cash equivalents, including by personal check, at the time of exercise. The Committee may, in its discretion, permit a Participant to make payment in Stock already owned by him or her, valued at its Fair Market Value on the date of exercise, as partial or full payment of the exercise price. Alternatively, the Committee may permit a Participant to Net Exercise any Nonstatutory Stock Option. As soon as practicable after receipt of a written exercise notice and full payment of the exercise price (if applicable), the Company shall deliver to the Participant a certificate or certificates representing the acquired shares of Stock.

6.5 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to cause any Incentive Stock Option previously granted to fail to qualify for the Federal income tax treatment afforded under Section 421 of the Code.

6.6 Termination of Employment Due to Retirement. Unless otherwise determined by the Committee at or after the time of grant, in the event a Participant’s employment terminates by reason of Retirement, any Options granted to such Participant which are then outstanding (whether or not exercisable prior to the date of such termination) may be exercised at any time prior to the expiration of the term of the Options or within one (1) year (or such other period as the Committee shall determine at or after the time of grant) following the Participant’s termination of employment, whichever period is shorter.

6.7 Termination of Employment Due to Death or Disability. Unless otherwise determined by the Committee at or after the time of grant, in the event a Participant’s employment terminates by reason of death or Disability, any Options granted to such Participant which are then outstanding (whether or not exercisable prior to the date of such termination) may be exercised by the Participant or the Participant’s designated beneficiary (in accordance with procedures as may be determined by the Committee at or after the time of grant) and if none is named, at any time prior to the expiration date of the term of the options or within one (1) year (or such other period as the Committee shall determine at or after the time of grant) following the Participant’s termination of employment, whichever period is shorter.

6.8 Termination of Employment for Cause. Unless otherwise determined by the Committee at or after the time of grant, in the event a Participant’s employment is terminated for Cause, any Options granted to such Participant which are then outstanding (whether or not exercisable prior to the date of such termination) shall be forfeited.

6.9 Termination of Employment for Any Other Reason. Unless otherwise determined by the Committee at or after the time of grant, in the event the employment of the Participant shall terminate for any reason other than one described in Section 6.6, 6.7, or 6.8, any Options granted to such Participant which are exercisable at the date of the Participant’s termination of employment shall be exercisable at any time prior to the expiration of the term of such Options or the thirtieth day following the Participant’s termination of employment, whichever period is shorter.

SECTION 7.

STOCK APPRECIATION RIGHTS

7.1 Grant. Stock Appreciation Rights may be granted alone, in addition to, or in tandem with, other Awards granted under the Plan. Any Stock Appreciation Right granted under the Plan shall be in such form as the Committee may from time to time approve. Stock Appreciation Rights may be granted in conjunction with all or part of any Option granted under the Plan. In the case of a Nonstatutory Stock Option, such rights may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, unless the Participant otherwise consents, such rights may be granted only at the time of grant of such Option. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee.

7.2 Exercisability. Stock Appreciation Rights shall be exercisable at such time and subject to such conditions as the Committee shall specify, except that any Stock Appreciation Right granted in tandem with an Option (or portion thereof) shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable, including in the event of the termination of the Participant’s employment, in accordance with the provisions of Section 6 of the Plan. Any Stock Appreciation Right granted on a stand-alone basis shall be subject to the same rules regarding exercisability (including those pertaining to periods following termination of employment) that apply to Options under Section 6.

7.3 Shares Delivered on Exercise. Upon the exercise of a Stock Appreciation Right, a grantee shall be entitled to receive an amount in shares of Stock (or, solely to the extent determined by the Committee, cash) equal in value to the excess of the Fair Market Value (at the time of exercise) of one share of Stock over the base price per share specified with respect to the Stock Appreciation Right, multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised. When payment is to be made in shares, the number of shares to be paid shall be calculated on the basis of the Fair Market Value of the shares at the time of exercise. Notwithstanding anything in this Section 7.3 to the contrary, the base price in respect of any Stock Appreciation Right shall not be less than the Fair Market Value of the Stock at the time the Stock Appreciation Right is granted, or in the case of a Stock Appreciation Right granted in tandem with an Option, the Fair Market Value of the Stock at the time the related Option was granted. Without the express approval of the Company’s stockholders, except as otherwise provided in Section 5.3, the Committee shall not be entitled to amend or otherwise modify any Stock Appreciation Right to lower the exercise price below the applicable Fair Market Value established under the preceding sentence, or to issue any replacement Stock Appreciation Right or similar Award in exchange for a Stock Appreciation Right with a higher base price.

7.4 Exercise of SARs. A Stock Appreciation Right may be exercised by a grantee, subject to Section 7.3, in accordance with the procedures established by the Committee from time to time for such purposes. Upon such exercise, the grantee shall be entitled to receive an amount determined in the manner prescribed in Section 7.3.

7.5 Exercise of Tandem Option. A Stock Appreciation Right or applicable portion thereof granted with respect to a given Option shall terminate and no longer be exercisable upon the termination or upon the exercise of the related Option (and similarly the related Option shall no longer be exercisable upon the exercise or termination of the related Stock Appreciation Right), subject to such provisions as the Committee may specify at grant where a Stock Appreciation Right is granted with respect to less than the full number of shares covered by a related Option.

SECTION 8.

RESTRICTED STOCK

8.1 Administration. Restricted Stock and Restricted Stock Unit Awards may be issued either alone, in addition to, or in tandem with, other Awards granted under the Plan and/or awards made outside of the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock and/or Restricted Stock Unit Awards will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock and/or Restricted Stock Unit Awards, the time or times within which such Awards may be subject to forfeiture, and all other terms and conditions of the Awards. The Committee may condition the grant of Restricted Stock and/or Restricted Stock Unit Awards upon the attainment of specified Performance Criteria or such other factors as the Committee may determine, in its sole discretion. The provisions of Restricted Stock and Restricted Stock Unit Awards need not be the same with respect to each recipient. The shares of Restricted Stock and the Restricted Stock Unit Awards awarded pursuant to this Section 8 shall be subject to the terms and conditions set forth herein.

8.2 Restriction Period. Subject to the provisions of this Plan and the Award Agreement, during the Restriction Period for any Restricted Stock or Restricted Stock Unit Award, the Participant shall not be permitted to sell, transfer, pledge or assign shares or units awarded under such Award. Where the Restriction Period will lapse or expire based on service, the Restriction Period shall be at least three (3) years, provided that such Restriction Period may lapse ratably over such minimum three-year period and may be waived in the event of death, Disability, Retirement or a Change in Control. Where the Restriction Period will lapse or expire based on performance objectives, the Restriction Period shall be at least one (1) year, but may be waived in the event of death, Disability, Retirement or a Change of Control. Subject to the two immediately preceding sentences, the Committee, in its sole discretion, may provide for the lapse of any restrictions imposed on any Restricted Stock and/or Restricted Stock Unit Award in installments and may accelerate or waive such restrictions in whole or in part, based on service, Performance Criteria and/or such other factors as the Committee may determine, in its sole discretion.

8.3 Stock Certificates and Delivery. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock and/or Restricted Stock Unit Award subject to such Restriction Period (except to the extent the Committee decides to settle the Award in cash), the Committee may (i) cause the Company to record on its books and records, in a manner generally consistent with its then current procedures for recording stock ownership, the Participant’s ownership of an appropriate number of unrestricted shares of Stock, or (ii) deliver certificates for an appropriate number of unrestricted shares of Stock to the Participant promptly after the lapse of the Restriction Period.

SECTION 9.

PERFORMANCE RELATED AWARDS

9.1 Performance Objectives. Notwithstanding anything else contained in the Plan to the contrary, unless the Committee otherwise determines at the time of grant, any Award of Restricted Stock and/or Restricted Stock Unit Award to an officer who is subject to the reporting requirements of Section 16(a) of the Act, other than an Award which will vest solely on the basis of the passage of time, shall become vested, if at all, upon the determination by the Committee that performance objectives established by the Committee have been attained, in whole or in part (a “Performance Related Stock Award”). In addition, the Committee may grant dollar denominated awards to any Participant the vesting of which shall be subject to the determination by the Committee that performance objectives established by the Committee shall have been satisfied, in whole or in part (a “Performance Related Cash Award”). The performance objectives upon which any Performance Related Award shall be based shall be determined over a measurement period or periods established by the Committee (which period or periods shall not be less than one (1) year) and related to at least one of the following criteria, which may be determined solely by reference to the performance of: (i) the Company; (ii) a Subsidiary or (iii) a division or unit of any of the foregoing or based on comparative performance of any of the foregoing relative to past performance or to other companies: (A) actual and/or diluted earnings per share; (B) budgeted earnings per share; (C) return on equity; (D) total shareholder return; (E) revenues; (F) cash flows, revenues and/or earnings relative to other parameters (e.g., net or gross assets); (G) operating income; (H) return on investment; (I) changes in the value of the Stock; (J) return on assets; (K) return on invested capital; (L) net revenue (defined as revenue less purchased transportation); (M) net revenue percentage (defined as net revenue divided by revenue); (N) gross profit (defined as revenue less purchased transportation and agent commissions); (O) gross profit margin (defined as gross profit divided by revenue); (P) operating margin (defined as operating income divided by gross profit);

and (Q) certain costs (which may include other operating costs, insurance and claim costs, selling, general and administrative costs and/or depreciation and amortization costs) in gross dollars, and/or as a percentage of revenue, net revenue, gross profit, or operating income (the “Performance Criteria”). In addition to the performance conditions established pursuant to the immediately preceding sentence, the Committee may further condition the vesting of any Performance Related Award on achieving such additional performance conditions of whatever nature that the Committee deems appropriate. Excluding Options and/or Stock Appreciation Rights granted hereunder, the maximum number of shares of Stock that may be subject to any such Performance Related Stock Award granted to any key employee in any calendar year shall not exceed 750,000 shares, as such number may be adjusted pursuant to Section 5; provided that, based on the level of achievement of the performance objectives, the number of shares of Stock issuable in respect of any Performance Related Stock Award upon achievement of the applicable performance conditions may be up to twice the number of shares initially granted. The maximum initial dollar value of any Performance Related Cash Award granted may not exceed $3,000,000; provided that, based on the level of achievement of the performance objectives, the actual amount payable in respect of any such Performance Related Cash Award upon achievement of the applicable performance conditions may be twice the initial dollar value.

9.2 Interpretation. Notwithstanding anything else contained in the Plan to the contrary, to the extent required to so qualify any Performance Related Award as other performance based compensation within the meaning of Section 162(m)(4)(C) of the Code, the Committee shall not be entitled to exercise any discretion otherwise authorized under the Plan (such as the right to accelerate vesting without regard to the achievement of the relevant performance objectives) with respect to such Performance Related Award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such Award to fail to qualify as such other performance based compensation.

SECTION 10.

STOCK BASED AWARDS

10.1 Stock Based Awards. The Committee may grant other types of equity-based or equity-related awards (“Stock Based Awards”) not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted shares of Stock) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Stock Based Awards may be granted as an inducement to enter the employ of the Company or any Subsidiary or in satisfaction of any obligation of the Company or any Subsidiary to an officer or other key employee, whether pursuant to this Plan or otherwise, that would otherwise have been payable in cash. Additionally, Stock Based Awards in respect of not more than five percent of the shares of Stock available for issuance under Section 5.1 may be granted for such other purposes as the Committee shall determine. Such Stock Based Awards may entail the transfer of actual shares of Stock, or payment in cash or otherwise of amounts based on the value of shares of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.2 Termination of Service. The Committee shall specify the extent to which the Participant shall have the right to receive Stock Based Awards following termination of the Participant’s employment with the Company and its Subsidiaries. Such provisions need not be uniform among all Stock Based Awards, and may reflect distinctions based on the reasons for such termination.

10.3 Transferability. Except as the Committee shall otherwise specify at or after grant, Stock Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and during the Participant’s lifetime only by the Participant.

SECTION 11.

CHANGE IN CONTROL

11.1 Accelerated Vesting and Payment. Subject to the provisions of Section 11.2 below, in the event of a Change in Control, (a) each Option and SAR shall, at the discretion of the Committee, either be cancelled in exchange for a payment in cash of an amount equal to the excess of the Change in Control Price over the exercise price for such Option or the base price for such SAR, whichever is applicable, or, in the case of Options, be fully exercisable regardless of the exercise schedule otherwise applicable to such Option and (b) the Restriction Period applicable to all shares of Restricted Stock and Restricted Stock Unit Awards shall expire and all such shares shall become nonforfeitable and immediately exercisable.

11.2 Alternative Awards. Notwithstanding Section 11.1, no cancellation, acceleration of exercisability or vesting or cash settlement or other payment shall occur with respect to any Award if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Award shall be honored or assumed, or new rights substituted therefore (such honored, assumed or substituted award hereinafter called an “Alternative Award”), by a Participant’s employer (or the parent or a subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Award must: be based on stock which is traded on an established securities market, or which will be so traded within 60 days of the Change in Control; provide such Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment; have substantially equivalent economic value to such Award (determined at the time of the Change in Control); have terms and conditions which provide that in the event that the Participant’s employment is involuntarily terminated or constructively terminated, any conditions on a Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

11.3 Performance Related Awards. In the event of a Change in Control, each Participant shall be deemed to have earned Performance Related Stock Awards with respect to each of his Performance Related Stock Awards outstanding at the date of such Change in Control. The number of shares so earned for each Award shall be computed by determining the number of Performance Related Stock Awards that would have been paid if the subject measurement period had ended on the Company’s fiscal year ended immediately preceding the Change in Control (based on the conditions set by the Committee for payment of Performance Related Awards for the subject measurement period), provided that in no event shall the number of shares earned be less than the aggregate number of Performance Related Stock Awards at the target level (as identified in the applicable Award Agreement) with respect to such Award. Performance Related Stock Awards granted in the year of the Change in Control shall be earned at the same percentage as Awards granted in the year preceding the year of the Change in Control. Each Performance Related Stock Award so earned shall either (a) be paid in shares of Stock or (b) be cancelled in exchange for an immediate payment in cash of an amount based upon the Change in Control Price, in the discretion of the Committee.

11.4 Compliance with Section 409A. Notwithstanding the foregoing, to the extent that the provisions of this Section 11 would result in a distribution of any amount that would be treated as deferred compensation under Section 409A of the Code (after taking into account any and all applicable exemptions from such status), no such distribution shall be made upon the occurrence of the event constituting the Change in Control unless it also constitutes a change in control within the meaning of such Section 409A. The immediately preceding sentence shall not be construed to deny any Participant the right to vest in any such Award on account of a Change in Control. If any amount is not payable at the time of a change in control by reason of this Section 11.4, such amount shall be paid at the time it would otherwise be payable in accordance with its terms.

SECTION 12.

AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

The Board may at any time terminate or suspend the Plan, and from time to time may amend or modify the Plan, provided that without the approval by a majority of the votes cast at a meeting of shareholders at which a quorum representing a majority of the shares of Stock is present in person or by proxy, no amendment or modification to the Plan may (i) materially increase the benefits accruing to participants under the Plan, (ii) except as otherwise expressly provided in Section 5.3, materially increase the number of shares of Stock subject to Awards under the Plan or the number of Awards that may be granted to a participant in a single calendar year under the Plan, (iii) materially modify the requirements for participation in the Plan or (iv) permit the repricing of any Option or Stock Appreciation Right. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant.

SECTION 13.

STOCK BASED AWARDS

13.1 Nontransferability of Awards. No Awards granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

13.2 No Guarantee of Employment or Participation. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary or affiliate. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.

13.3 Tax Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local withholding tax requirements on any Award under the Plan, and the Company may defer payment of cash or issuance of Stock until such requirements are satisfied.

13.4 Clawback. Any payment paid or Award made to a Participant is subject to recovery or “clawback” by the Company if the payment or Award is based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, or as otherwise required by applicable law.

13.5 Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, by contract, as a matter of law, or otherwise.

13.6 No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees in cash or property, in a manner which is not expressly authorized under the Plan.

13.7 Requirements of Law. The granting of Awards and the issuance of shares of Stock shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

13.8 Term of Plan. The Plan shall be effective upon its adoption by the Board and approval by a majority of the shareholders of the Company. The Plan shall continue in effect, unless sooner terminated pursuant to Section 12, until the tenth anniversary of the date on which it is adopted by the Board.

13.9 Governing Law. The Plan, and all Awards hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

13.10 No Impact on Benefits. Awards granted under the Plan are not compensation for purposes of calculating an Employee’s rights under any employee benefit plan.

13.11 Freedom of Action. Subject to Section 12, nothing in the Plan or any Award Agreement shall be construed as limiting or preventing the Company or any subsidiary thereof from taking any action with respect to the operation or conduct of its business that it deems appropriate or in its best interest.

13.12 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan and shall not be employed in the construction of the Plan.

13.13 No Rights as Stockholder. No Participant shall have any voting or other rights as a stockholder of the Company with respect to any Stock covered by any Option until the Participant becomes the holder or record owner of such Stock. No adjustment shall be made for dividends or other rights for which the record date is prior to the date the Participant becomes the holder or record owner of such Stock.

13.14 Delay of Distributions. Any Plan provision to the contrary notwithstanding and subject to Section 409A of the Code, to the extent required by Section 409A of the Code, payment made to a Specified Employee upon a “separation from service” as defined in Section 409A of the Code may not be made before the date that is six months after the date of such separation from service (or, if earlier, the date of death of the Specified Employee). A Specified Employee is any Employee with respect to April 1 of each calendar year, who meets the definition of “key employee” of an Employer under Code Section 416(i) (without regard to Code Section 416(i)(5)) at any time during the preceding calendar year, all as provided in Code Section 409A.